Exhibit 3.9

CERTIFICATE OF FORMATION

OF

ENGILITY LLC

This Certificate of Formation of Engility LLC (the “Company”), dated as of February 26, 2015, has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under Section 18-101 of the Delaware Limited Liability Company Act.

1. The name of the limited liability company formed hereby is Engility LLC.

2. The address of the Company’s registered agent for service of process on the Company and its registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

3. This Certificate of Formation shall be effective upon the filing of this Certificate of Formation with the Secretary of State of the State of Delaware on February 26, 2015.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Authorized Person

[SIGNATURE PAGE FOR CERTIFICATE OF FORMATION]